Exhibit 99.2

News release for immediate release
Contact information:
Brendan Dawal, Vice President, Investor Relations
217-670-8766 | investorrelations@horacemann.com
Horace Mann reports second-quarter 2025 results
SPRINGFIELD, Ill., August 6, 2025 — Horace Mann Educators Corporation (NYSE:HMN), the largest multiline financial services company focused on helping America’s educators and a core small-cap growth and value equity in the Financials sector, today reported financial results for the three and six months ended June 30, 2025:
•Diversified business delivered second-quarter net income of $29.4 million, or $0.71 per share, and record core earnings* of $44.2 million, or $1.06 per share, with reported book value of $33.31 and adjusted book value* of $38.46 at quarter end
•Total revenue rose 6% for the quarter, with net premiums and contract charges earned up 8%
•Second-quarter Property & Casualty segment combined ratio of 97.0% improved 15 points over prior year
•Full-year 2025 core EPS guidance increased to $4.15 to $4.45, with a double-digit shareholder return on equity

($ in millions, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024		% Change
Total revenues	$411.7	$388.1	6.1%	$828.1	$774.1		7.0%
Net income	29.4	3.8	673.7%	67.6	30.3		123.1%
Net investment gains (losses), after tax	(4.7)	(4.6)	N.M.	(7.3)	(2.9)		N.M.
Non-core earnings, after tax*	(10.1)	(2.9)	N.M.	(14.0)	(3.9)		N.M.
Core earnings*	44.2	11.3	291.2%	88.9	37.1		139.6%
Per diluted share:
Net income	0.71	0.09	688.9%	1.63	0.73		123.3%
Net investment gains (losses), after tax	(0.11)	(0.11)	N.M.	(0.17)	(0.07)		N.M.
Non-core earnings, after tax*	(0.24)	(0.07)	N.M.	(0.34)	(0.09)		N.M.
Core earnings per diluted share*	1.06	0.27	292.6%	2.14	0.89		140.4%
Book value per share				33.31	29.60		12.5%
Adjusted book value per share*				38.46	36.33		5.9%
Tangible book value per share*				33.46	31.01		7.9%
Core ROE - LTM*				12.6%	6.5%	6.1	pts
N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States of America (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission. Included in the second quarter non-core earnings, in addition to recurring adjustments defined in Exhibit 99.1, is an infrequent item that is not indicative of on-going operations, the Company recorded an ($8.1) million adjustment to net investment income due to an immaterial out-of-period correction related to private debt securities associated with the Company’s limited partnership investments. See additional disclosure contained in Note 1 of the June 30, 2025 Form 10-Q.

“Record second-quarter core earnings reflect very strong business profitability and solid growth momentum, as well as Property & Casualty catastrophe costs that were meaningfully below prior year and recent prior periods,” said Horace Mann President & CEO Marita Zuraitis. “Taking first-half results into consideration, we are increasing our full-year 2025 core EPS guidance to a range of $4.15 to $4.45. We continue to execute on our strategy to drive sustained, profitable growth, and we are on track to meet our 2025 annual goals of record core earnings and a double-digit shareholder return on equity.
The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

“Our results clearly illustrate Horace Mann’s ability to empower all educators to achieve lifelong financial success, while also helping employers attract and retain employees by providing more comprehensive benefits,” Zuraitis added. “The diversification of our business reflects our strategy to deliver consistent and reliable value to shareholders with a solid balance sheet and a compelling dividend.”
Simultaneous with this release, the Quarterly Results page of investors.horacemann.com has been updated to include the second-quarter Quarterly Report on Form 10-Q, investor supplement and investor presentation. These include details on company and segment financial performance, company guidance and outlook.
Quarterly webcast
Horace Mann’s senior management will discuss the company’s second-quarter financial results with investors on August 7, 2025 at 11 am Eastern Time. The conference call will be webcast live at investors.horacemann.com and available later in the day for replay.
About Horace Mann
Horace Mann Educators Corporation (NYSE: HMN) is the largest multiline financial services company focused on helping America’s educators and others who serve the community achieve lifelong financial success. The company offers individual and group insurance and financial solutions tailored to the needs of the educational community. Founded by Educators for Educators® in 1945, Horace Mann is headquartered in Springfield, Illinois. For more information, visit horacemann.com.
Safe Harbor Statement and Non-GAAP Measures
Certain statements included in this news release, including those regarding our earnings outlook, expected catastrophe losses, our investment strategies, our plans to implement additional rate actions, our plans relating to share repurchases and dividends, our efforts to enhance customer experience and expand our products and solutions to more educators, our strategies to create sustainable long-term growth and double-digit ROEs, our strategy to achieve a larger share of the education market, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Horace Mann and its subsidiaries. Horace Mann cautions investors that such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond Horace Mann’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements included in this document. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Information” sections included in Horace Mann’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC). The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Horace Mann does not undertake to update any particular forward-looking statement included in this document if we later become aware that such statement is not likely to be achieved.
Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the United States of America (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to Horace Mann’s SEC filings.

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